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Ex-10.47
Employment Agreement by and between
eTraxx Corporation and Dennis Wood dated April 1, 2000


                                  EXHIBIT 10.47

                              EMPLOYMENT AGREEMENT

This EMPLOYMENT AGREEMENT (the "Agreement") is entered into as of this 1st day of April 2000 by and between eTraxx Corporation, a California corporation (the "Company"), and Dennis Wood (the "Executive") with reference to the following facts:

A. Company is desirous of employing the Executive as its Chief Operating Officer. The ongoing services of the Executive in such capacity is in the best interests of the Company and its shareholders; and

B. Executive is willing to remain in the employ of the Company all on the terms and conditions contained herein.

NOW, THEREFORE, in consideration of the mutual premises and the mutual agreements hereinafter contained, the parties hereto hereby agree as follows:

     1.   AGREEMENT.

          1.1 EMPLOYMENT. The Company hereby engages Executive in the capacity of Chief Operating Officer of the Company. Executive shall perform such duties and functions consistent with Executive's position as shall be specified from time to time by the Company's Chief Executive Officer. Executive hereby accepts such employment and agrees to perform such duties.

          1.2 EXTENT OF SERVICES. Executive shall devote substantially all of his business time, ability and energy to the performance of his duties hereunder; PROVIDED, that Executive may devote reasonable time during normal business hours to such civil and charitable activities, as he deems appropriate. Executive shall not be required to accept, without his approval, any materially adverse change or material reduction in his duties or responsibilities with the Company from those of his position as it presently exists and as described in this Agreement, EXCEPT, that it is agreed that should the Company be acquired by Telegen Corporation (the "Proposed Parent") then Executive shall also be appointed as the Chief Administrative Officer of the Proposed Parent. In such dual capacity Executive shall have such duties as shall be assigned and allocated as between Company and the Proposed Parent.

          1.3 Executive shall report to the Company's Chief Executive Officer provided that in the event of a conflict in the performance of and priority given to both of Executive's Proposed Parent and Company duties, then such conflict shall be resolved by the Chief Executive Officer of the Proposed Parent. Executive's principal place of employment shall be in San Mateo and/or Santa Clara Counties, California, and Executive shall not be required to perform any duties under this Agreement in a location other than in the above named counties, except for normal business travel outside the two county area incident to the performance of his duties hereunder.

     2.   COMPENSATION.

          2.1  BASE SALARY.

               (a) As compensation for the performance by Executive of his obligations as Chief Operating Officer hereunder, the Company shall pay Executive a base salary at the rate of Two Hundred Thousand dollars ($200,000) per year for each fiscal year (the "Base Salary") during the term hereof (pro rated for any partial year), less the usual payroll deductions and required withholdings, payable in accordance with the normal payment pattern of the Company for its senior executives. Executive's Base Salary will be reviewed at least annually by the Company's Chief Executive Officer ("CEO"), beginning with the salary for the fiscal year starting January 1, 2001 and may be adjusted at the discretion of the Company and, as so adjusted, shall become the Base Salary for all
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                    purposes hereunder; PROVIDED, HOWEVER, that no such
                    adjustment shall reduce Executive's Base Salary for any fiscal year below his Base Salary for the immediately preceding fiscal year; PROVIDED, further, such Base Salary may be adjusted below the Base Salary payable in the prior fiscal year if a pro rata salary reduction is applicable to all executives of the Company and such reduction has been approved by the CEO and the Compensation Committee of the Board of Directors (the "Compensation Committee").

               (b) Executive agrees to serve as an officer and/or director of any of the Company's affiliates or subsidiaries as an integral part of his duties hereunder and without additional compensation.

          2.2 INCENTIVE COMPENSATION. In addition to his Base Salary Executive shall also be entitled to participate, on a basis consistent with his position, in the Company's Executive Bonus Compensation Plan. In addition, Executive shall be entitled to receive any other bonus as is recommended by the CEO and approved by the Company's Board of Directors.

          2.3 EXPENSES. The Company shall pay directly or reimburse the Executive promptly for all reasonable business expenses incurred by the Executive in the performance of his duties hereunder as are authorized by the CEO; PROVIDED that the Executive furnishes to the Company adequate documentation regarding such expenditures.

          2.4 BENEFITS. The Executive shall be entitled to participate in such of the Company's group life, health, accident, disability or other insurance programs, pension programs, and other benefit plans and perquisites as are now generally available or become available to executives of the Company to the extent such plans and programs are continued in effect for the Company's executives generally, including, without limitation, up to the benefits described on SCHEDULE 2.4 hereto; PROVIDED, HOWEVER, that the Company shall not materially reduce the benefit plans and programs available to the Company's executives generally, unless the Company has experienced a material adverse change in its financial condition or results of operations.

          2.5 ABSENCES. The compensation and benefits payable to or for the benefit of Executive under this Section 2 shall not be reduced or otherwise adjusted as a result of absences not exceeding one hundred eighty (180) days in the aggregate in any calendar year (whether or not consecutive) due to temporary disability or illness. Subject to Section 3.3 hereof, after such one hundred eighty (180) day period, Executive shall be entitled to receive the compensation provided for in this Section 2 offset by any disability payments received by Executive under the Company's then-existing disability plan.

          2.6 VACATIONS. Subject to the requirements of the Executive's office, the Executive shall be entitled to four (4) weeks of vacation during each calendar year. Executive shall be entitled to accrue up to two hundred (200) hours of unused vacation for use in later years; PROVIDED, that, with the approval of the President or CEO, Executive may accrue in excess of two hundred (200) hours of unused vacation.

     3.   TERM AND TERMINATION.


          3.1 TERM. Except in the event of earlier termination as herein provided, the initial term of Executive's employment with the Company hereunder shall commence on the date hereof and shall end on March 31, 2002 (the "Term"). Unless Executive or the Company shall have given the other notice that the term is not to be extended, commencing one year prior to the end of the original Term, the Term of this Agreement automatically shall extend on a day to day basis, it being the intention of the parties that, until such notice is given by one of the parties to the other, the Term of this Agreement shall have at all times at least one year remaining; PROVIDED, HOWEVER, that in no event shall the term of this Agreement exceed seven (7) years in the aggregate.

          3.2  RIGHTS OF EXECUTIVE IN EVENT OF TERMINATION.


               (a)  SEVERANCE PAY.


                    (1) If Executive's employment shall be terminated by the Company for any reason, other than "cause," the Company shall pay to Executive severance in an amount equal to not less than eighteen (18) months Base Salary at the time of termination. The amount of such severance

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                         pay payable pursuant to this clause (1) shall be paid
                         to Executive in equal monthly installments over the corresponding number of months of severance, or, at Executive's option, in a lump sum payment paid concurrently with notice of termination discounted to present value using an annual discount rate equal to the prevailing ninety (90) day U.S. Treasury Bill rate of interest at the date of notice of termination. For purposes of this Agreement, neither a notice by either the Company or Executive of an intention not to extend the term of this Agreement further nor the normal expiration of this Agreement in accordance with its terms shall be treated as a termination of this Agreement by either the Company or the Executive.

                    (2) If the Company terminates Executive's employment for "cause" at any time, or if Executive terminates his employment in breach of his obligations hereunder, Executive shall not be entitled to any severance pay or any fringe benefit continuation under this Section 3.2. For purposes of this Agreement, "cause" shall mean and be limited to: (i) any willful or intentional act having the effect of injuring the reputation, business or business relationships of the Company or its affiliates; (ii) conviction of, or plea of NOLO CONTENDERE to, a misdemeanor involving moral turpitude or a felony; (iii) breach of material covenants contained in this Agreement; and (iv) repeated or continuous failure, neglect or refusal to perform Employee's duties hereunder after reasonable prior notice by the Company.

               (b)  RETIREMENT AND BENEFIT PLANS.

                         In the event Executive's employment hereunder is terminated as provided in Section 3.2(a)(1) above, Executive shall continue to receive for the same number of months that severance pay is authorized for payment to Executive under Section 3.2(a)(1) the benefits described in Section 2.4, to the extent such benefits were provided by the Company to Executive as of the date of such termination.

          3.3 DEATH OR DISABILITY. In the event of Executive's death or permanent disability, as hereinafter defined, the compensation payable to him under Section 2 hereof shall cease. After the date Executive is deemed to be permanently disabled, the Company shall pay to Executive a lump sum or other disability payments in accordance with the Company's then-existing disability program for its executives, if any. For purposes of this Agreement, Executive shall be deemed to have become "permanently disabled" if, because of ill health or physical or mental disability, (i) he shall have been unable to perform his duties and responsibilities hereunder in the ordinary and usual manner required of a person in Executive's position for one hundred eighty (180) days (consecutively or cumulatively in any period of three hundred sixty-five (365) days); and (ii) after such one hundred eighty (180) day period either the Company or the Executive shall have advised the other in writing that Executive shall be deemed to be permanently disabled. The date Executive shall be deemed to be permanently disabled shall be the first day immediately following delivery of said written notice of disability.

          3.4 NO DUTY OF MITIGATION. The Company acknowledges that it would be very difficult and generally impracticable to determine the ability of or extent to which Executive may mitigate any damages he may incur by reason of termination of this Agreement as provided in Section 3.2 above or otherwise. The Company has taken this into account in entering into this Agreement and, accordingly, the Company acknowledges and agrees that Executive shall be entitled to receive all of the payments and benefits provided for herein regardless of any income which Executive may receive from other sources after any such termination.

     4. EMPLOYMENT, CONFIDENTIAL INFORMATION AND INVENTION ASSIGNMENT AGREEMENT. During the Term hereof and thereafter the Executive shall not disclose to anyone outside the Company, or use in other than Company business, confidential information or material relating to the actual or anticipated business of the Company or its subsidiaries, unless authorized by the Company in accordance with the terms of ATTACHMENT A, Employment, Confidential Information and Invention Assignment Agreement attached hereto and incorporated by reference. This Section 4 shall not apply to any such information or material which: (a) is now or becomes generally available to the public other than as a result of a breach of the terms of ATTACHMENT A; (b) was in the Executive's possession on a non confidential basis prior to its being obtained by the Executive in his capacity as an employee, officer or director of the Company; or (c) is now or becomes available to the Executive on a non-confidential basis from a source other than the Company; provided, the Executive does not know (or have reason to know) of any breach by such source of any confidentiality obligations it may have with respect thereto.

     5. EMPLOYMENT EXCLUSIVE. In consideration of the payments to be made hereunder, Executive agrees during the Term to serve the Company to the best of his abilities and to devote his business time and attention to the performance of his duties hereunder. For purposes of this Agreement the preceding sentence means that Executive shall not, during the Term, directly or indirectly (whether for compensation or otherwise), alone or as an agent, principal, partner, officer, employee, trustee, director, shareholder or in any other capacity, own, manage, operate, join control or participate in the ownership, management, operation or control of or furnish any capital to or be connected in any manner with or provide any services as a consultant for, any business which competes with the business of the Company or its subsidiaries or affiliates as it may be conducted from time to time. Notwithstanding the foregoing, nothing contained in this Agreement shall be deemed to precluded Executive from owning not more than five percent (5%) of the publicly traded capital stock of any entity in competition with the business of the Company or its subsidiaries or affiliates.

     6.   MISCELLANEOUS.

          6.1 NOTICE. Notices authorized or required to be sent pursuant to this Agreement shall be in writing and shall be considered given upon personal delivery or three (3) days after deposit in the U.S. Mail, by certified or registered mail, return receipt requested, to the parties at the following addresses: If to the Executive, to him at his current residence address as reflected in the records of the Company; if to the Company, at 1167A Chess Drive, Foster City, CA 94404, Attention: CEO.

          6.2 RIGHT OF OFFSET. Any amounts payable by the Executive to the Company may be used by the Company, at its sole option and to the extent permitted by law, as an offset against any of the Company's payment obligations under this Agreement.

          6.3 LIFE INSURANCE. The Company shall have the right to take out life insurance or other insurance on the life of the Executive at its sole cost and expense and for its sole benefit, and the Executive acknowledges that he shall have no right in or to such insurance or the proceeds thereof. The Executive agrees to cooperate with the Company in obtaining such insurance and to submit, at his reasonable convenience, to the usual medical and other examinations required in connection therewith.

          6.4 CONSTRUCTION AND ASSIGNMENT. This Agreement and the performance hereof shall be governed, interpreted, construed and regulated by the laws of the State of California applicable to agreements made and to be performed entirely in California. This Agreement shall not be assignable by the Executive or the Company; PROVIDED, HOWEVER, that the Company may assign this Agreement to its Proposed Parent and FURTHER PROVIDED, upon the transfer of all or substantially all of the Company's assets, this Agreement may be assigned to the Company's successor. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon any successor to the business of the Company. In the event this Agreement is assigned to the Proposed Parent, and at any time thereafter during the Term, the Executive is given relief from his dual capacity as the Chief Operating Officer of the Company and Chief Administrative Officer of the Proposed Parent respectively, then the parties agree that Executive's sole duties and responsibilities as between the Company and Proposed Parent shall be as Chief Administrative Officer of the Proposed Parent. In that event there shall be no change of Executive's compensation, benefits, and perquisites as set forth in this Agreement, except Executive's Base Salary shall then be paid by the Proposed Parent, and except as specifically set forth in paragraph 4 of Schedule 2.4.

          6.5 WAIVER. The waiver by either party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach of this Agreement.

          6.6 SEVERABILITY. If any terms, covenant, condition or provision of this Agreement, or the application thereof to any person or circumstance, shall at any time or to any extent be invalid or unenforceable, the remainder of this Agreement, or the application or such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term, covenant, condition and provision of this Agreement shall be valid and enforced to the fullest extent permitted by law.

          6.7 ENTIRE AGREEMENT. This Agreement constitutes the entire Agreement and understanding of the parties with respect to the transaction contemplated herein, and supersedes all prior agreements, arrangements, policies and understandings related to the subject matter thereof. No representation, promise, inducement or statement of intention has been made by any of the parties not embodied in this Agreement or in the documents referred to herein, and no party shall be bound by or liable for any alleged representation, promise, inducement, or statements of intention not set forth or referred to herein.

          6.8 ATTORNEYS' FEES. In the event of any suit, arbitration or other proceeding between the parties hereto with respect to any of the transactions contemplated hereby or the subject matter hereof, the prevailing party as determined by the court shall, in addition to such other relief as the court or arbitrator(s) may award, be entitled to recover from the other party its attorney's fees and expenses actually incurred in such suit, arbitration or other proceeding.

          6.9 HEADINGS. The headings of the sections and paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute a part of this Agreement.

IN WITNESS WHEREOF, the Company and the Executive have executed this Agreement as of the day and year first above written.

ETRAXX CORPORATION                                   EXECUTIVE

By: /s/ JESSICA L. STEVENS                 /s/ DENNIS WOOD
   ----------------------------           -------------------------------------


Title:   CEO
      -------------------------

                                  SCHEDULE 2.4

                               EXECUTIVE BENEFITS

Executive shall be entitled to the following benefits:

1.   eTraxx Group Health and Dental Plan paid by the Company.

2. Extended long-term disability benefit policy provided through Provident Life and Accident in the amount of one hundred percent (100%) of Base Salary paid by the Company.

3. Policy of life insurance in the amount of one million dollars ($1,000,000) issued by Sovereign Life Insurance Company of California, or to any equivalent rated insurance company for the same amount to such personal beneficiaries as designated by Executive and paid by the Company.

4. (a) Executive shall be entitled to purchase 320,000 shares the Company's founders stock ("eTraxx Shares") at a price of $.00001 per share with vesting of said shares taking place pro rata over a period of 24 months or 13,333 eTraxx Shares per month commencing April 1, 2000.

     (b) There would be a 100% acceleration in the vesting of all non-vested eTraxx Shares should there be (i) a change in control of the Company, (ii) an initial public offering, (iii) Executive's business segment of the Company for which he is organizationally responsible or is assigned to for personnel, administrative or business reasons is transferred by sale, merger or any other method to an entity other than the Proposed Parent, or
     (iv) Executive is terminated under paragraph 3.2(a)(1) from the employment of either the Company or its Proposed Parent for any reason, other than "cause".

     (c) Relief from Dual Capacity: In the event that under paragraph 6.4 of this Agreement Executive's management responsibility shall no longer include the dual position and responsibilities both of Chief Operating Officer of the Company and Chief Administrative Officer of the Proposed Parent (hereinafter collectively referred to as "Relief from Dual Capacity"), then in lieu of the terms for vesting of the eTraxx Shares as set forth in (a) above, Executive shall receive the following vesting schedule in substitution:

          (i) 6 months of fully vested shares or 80,000 eTraxx Shares, if Relief from Dual Capacity occurs at any time during the first six months of this Agreement.

          (ii) If Relief from Dual Capacity occurs at any time after the first six months of this Agreement, Executive shall receive a minimum of 6 months of fully vested eTraxx Shares or 80,000 shares, plus an additional month of fully vested eTraxx Shares for each full month thereafter, plus the rounding up to another full month of fully vested eTraxx Shares for any partial month of service by Executive in his dual officer capacity, plus an additional three months or 40,000 fully vested eTraxx Shares. For example, if Executive is in a dual capacity for 7 1/2 months and Executive is relieved from his dual capacity obligation, Executive shall be entitled to receive 11 months vesting of eTraxx Shares (7 1/2 months rounded up to 8 plus an additional 3 months = 146,663 shares).

          (iii) Any eTraxx Shares remaining unvested from the initial 320,000-share purchase after Relief from Dual Capacity may be repurchased by the Company at $.00001 per share. For those shares repurchased by the Company, Executive shall be granted options, share grants, warrants or other equity in the Proposed Parent of an equivalent economic value as shall be mutually agreed by the parties.

          (iv) Executive shall be entitled to registration rights for all eTraxx Shares in like manner and time as any eTraxx Shares owned by any executive of the Company and/or the Proposed Parent.

5. Executive shall be entitled to a signing bonus to purchase 75,000 eTraxx Shares of the Company's founders stock at a price of $.00001 per share. These shares shall be convertible on a 3:1 basis into 25,000 new shares (post 16:1 reverse stock split) of the Proposed Parent's common stock ("Parent Shares") upon the approval by the U.S. Bankruptcy Court of the Proposed Parent's plan of reorganization and the Proposed Parent/Company stock purchase and acquisition agreement. Upon conversion 50% or 12,500 of the 25,000 Parent Shares shall be immediately vested. The remaining 12,500 Parent Shares shall vest monthly on a pro rata basis over a 24 month period commencing August 1, 2000 at 625 shares per month. There would be a 100% acceleration in the vesting of all non-vested Parent Shares should there be (i) a change in control of the Company, (ii) an initial public offering of the Company, (iii) Executive's business segment of the Company for which he is organizationally responsible or is assigned to for personnel, administrative or business reasons is transferred by sale, merger or any other method to an entity other than the Proposed Parent, or (iv) Executive is terminated under paragraph 3.2(a)(1) from the employment of either the Company or its Parent for any reason, other than "cause". Executive shall be entitled to registration rights for all Parent Shares in like manner and time as any Parent Shares owned by any executive of Company and/or Parent.

6. A car allowance of $750/month as approved for senior executives of the Board of Directors of the Parent company.

                      ATTACHMENT A TO EMPLOYMENT AGREEMENT

                               ETRAXX CORPORATION

                    EMPLOYMENT, CONFIDENTIAL INFORMATION AND
                         INVENTION ASSIGNMENT AGREEMENT


     As a condition of my employment with eTraxx Corporation, its subsidiaries, affiliates, successors or assigns (together the "Company"), and in consideration of my employment with the Company and my receipt of the compensation now and hereafter paid to me by Company, I agree to the following:

     1. AT-WILL EMPLOYMENT. I ACKNOWLEDGE THAT THIS EMPLOYMENT RELATIONSHIP MAY BE TERMINATED AT ANY TIME, WITH OR WITHOUT GOOD CAUSE OR FOR ANY OR NO CAUSE, AT THE OPTION EITHER OF THE COMPANY OR MYSELF, WITH OR WITHOUT NOTICE, PROVIDED THAT IN THE EVENT THE EMPLOYMENT RELATIONSHIP IS TERMINATED BY THE COMPANY FOR OTHER THAN CAUSE AS DEFINED IN MY EMPLOYMENT AGREEMENT, I SHALL BE ENTITLED TO SEVERANCE AS SET FORTH IN PARAGRAPH 3.2 OF THE EMPLOYMENT AGREEMENT AND SUCH OTHER ENTITLEMENTS AS SET FORTH THEREIN.

     2.   CONFIDENTIAL INFORMATION.


          (a) COMPANY INFORMATION. I agree at all times during the term of my employment and thereafter, to hold in strictest confidence, and not to use, except for the benefit of the Company, or to disclose to any person, firm or corporation without written authorization of the Chief Executive Officer of the Company, any Confidential Information of the Company. I understand that "Confidential Information" means any Company proprietary information, technical data, trade secrets or know-how, including, but not limited to, research, product plans, products, services, customer lists and customers (including, but not limited to, customers of the Company on whom I called or with whom I became acquainted during the term of my employment), markets, software, developments, inventions, processes, formulas, technology, designs, drawings, engineering, hardware configuration information, marketing, finances or other business information disclosed to me by the Company either directly or indirectly in writing, orally or by drawings or observation of parts or equipment. I further understand that Confidential Information does not include any of the foregoing items which has become publicly known and made generally available through no wrongful act of mine or of others who were under confidentiality obligations as to the item or items involved.

          (b) FORMER EMPLOYER INFORMATION. I agree that I will not, during my employment with the Company, improperly use or disclose any proprietary information or trade secrets of any former or concurrent employer or other person or entity and that I will not bring onto the premises of the Company any unpublished document or proprietary information belonging to any such employer, person or entity unless consented to in writing by such employer, person or entity.

          (c) THIRD-PARTY INFORMATION. I recognize that the Company has received and in the future will receive from third parties their confidential or proprietary information subject to a duty on the Company's part to maintain the confidentiality of such information and to use it only for certain limited purposes. I agree to hold all such confidential or proprietary information in the strictest confidence and not to disclose it to any person, firm or corporation or to use it except as necessary in carrying out my work for the Company consistent with the Company's agreement with such third party.

     3.   INVENTIONS.

          (a) INVENTIONS RETAINED AND LICENSED. I have attached hereto, as EXHIBIT A, a list describing all inventions, original works of authorship, developments, improvements, and trade secrets which were made by me prior to my employment with the Company (collectively referred to as "Prior Inventions"), which belong to me, which relate to the Company's proposed business, products or research and development, and which are not assigned to the Company hereunder; or, if no such list is attached, I represent that there are no such Prior Inventions. If in the course of my employment with the Company, I incorporate into a Company product, process or machine a Prior Invention owned by me or in which I have an interest, the Company is hereby granted and shall have a nonexclusive, royalty-free, irrevocable, perpetual, worldwide license to make, have made, modify, use and sell such Prior Invention as part of or in connection with such product, process or machine.

          (b) ASSIGNMENT OF INVENTIONS. I agree that I will promptly make full written disclosure to the Company, will hold in trust for the sole right and benefit of the Company, and hereby assign to the Company, or its designee, all my right, title, and interest in and to any and all inventions, original works of authorship, developments, concepts, improvements or trade secrets, whether or not patentable or registrable under copyright or similar laws, which I may solely or jointly conceive or develop or reduce to practice, or cause to be conceived or developed or reduced to practice, during the period of time I am in the employ of the Company (collectively referred to as "Inventions"), except as provided in Section 3(f) below. I further acknowledge that all original works of authorship which are made by me (solely or jointly with others) within the scope of and during the period of my employment with the Company and which are protectable by copyright are "works made for hire," as that term is defined in the United States Copyright Act.

          (c) INVENTIONS ASSIGNED TO THE UNITED STATES. I agree to assign to the United States government all my right, title, and interest in and to any and all Inventions whenever such full title is required to be in the United States by a contract between the Company and the United States or any of its agencies.

          (d) MAINTENANCE OF RECORDS. I agree to keep and maintain adequate and current written records of all Inventions made by me (solely or jointly with others) during the term of my employment with the Company. The records will be in the form of notes, sketches, drawings, and any other format that may be specified by the Company. The records will be available to and remain the sole property of the Company at all times.

          (e) PATENT AND COPYRIGHT REGISTRATIONS. I agree to assist the Company, or its designee, at the Company's expense, in every proper way to secure the Company's rights in the Inventions and any copyrights, patents, mask work rights or other intellectual property rights relating thereto in any and all countries, including the disclosure to the Company of all pertinent information and data with respect thereto, the execution of all applications, specifications, oaths, assignments and all other instruments which the Company shall deem necessary in order to apply for and obtain such rights and in order to assign and convey to the Company, its successors, assigns, and nominees the sole and exclusive rights, title and interest in and to such Inventions, and any copyrights, patents, mask work rights or other intellectual property rights relating thereto. I further agree that my obligation to execute or cause to be executed, when it is in my power to do so, any such instrument or papers shall continue after the termination of this Agreement. If the Company is unable because of my mental or physical incapacity or for any other reason to secure my signature to apply for or to pursue any application for any United States or foreign patents or copyright registrations covering Inventions or original works of authorship assigned to the Company as above, then I hereby irrevocably designate and appoint the Company and its duly authorized officers and agents as my agent and attorney in fact, to act for and in my behalf and stead to execute and file any such applications and to do all other lawfully permitted acts to further the prosecution and issuance of letters patent or copyright registrations thereon with the same legal force and effect as if executed by me.

          (f) EXCEPTION TO ASSIGNMENTS. I understand that the provisions of this Agreement requiring assignment of Inventions to the Company do not apply to any invention which qualifies fully under the provisions of California Labor Code Section 2870 (attached hereto as EXHIBIT B). I will advise the Company promptly in writing of any inventions that I believe meet the criteria in California Labor Code Section 2870 and not otherwise disclosed on EXHIBIT A.

     4. CONFLICTING EMPLOYMENT. I agree that, during the term of my employment with the Company, I will not engage in any other employment, occupation, consulting or other business activity directly related to the business in which the Company is now involved or becomes involved during the term of my employment, nor will I engage in any other activities that conflict with my obligations to the Company.

     5. RETURNING COMPANY DOCUMENTS. I agree that, at the time of leaving the employ of the Company, I will deliver to the Company (and will not keep in my possession, recreate or deliver to anyone else) any and all devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings blueprints, sketches, materials, equipment, other documents or property, or reproductions of any aforementioned items developed by me pursuant to my employment with the Company or otherwise belonging to the Company, its successors or assigns. In the event of the termination of my employment, I agree to sign and deliver the "Termination Certification" attached hereto as EXHIBIT C.

     6. NOTIFICATION OF NEW EMPLOYER. In the event that I leave the employ of the Company, I hereby grant consent to notification by the Company to my new employer about my rights and obligations under this Agreement.

     7. SOLICITATION OF EMPLOYEES. I agree that for a period of twelve (12) months immediately following the termination of my relationship with the Company for any reason, whether with or without cause, I shall not either directly or indirectly solicit, induce, recruit or encourage any of the Company's employees to leave their employment, or take away such employees, or attempt to solicit, induce, recruit, encourage or take away employees of the Company, either for myself or for any other person or entity.

     8. CONFLICT OF INTEREST GUIDELINES. I agree to diligently adhere to the Conflict of Interest Guidelines attached as EXHIBIT D hereto.

     9. REPRESENTATIONS. I agree to execute any proper oath or verify any proper document required to carry out the terms of this Agreement. I represent that my performance of all the terms of this Agreement will not breach any agreement to keep in confidence proprietary information acquired by me in confidence or in trust prior to my employment by the Company. I have not entered into, and I agree I will not enter into, any oral or written agreement in conflict herewith.

     10. DISPUTES. Disputes between the parties shall be handled in accordance with the terms set forth in Paragraph 6.8 of the Employment Agreement.

     11.  GENERAL PROVISIONS.

          (a) GOVERNING LAW; CONSENT TO PERSONAL JURISDICTION. This Agreement will be governed by the laws of the State of California. The parties hereby expressly consent to the personal jurisdiction of the state and federal courts located in California for any lawsuit filed there against the other arising from or relating to this Agreement.

          (b) ENTIRE AGREEMENT. This Agreement sets forth the entire agreement and understanding between the Company and me relating to the subject matter herein and merges all prior discussions between us. No modification of or amendment to this Agreement, nor any waiver of any rights under this agreement, will be effective unless in writing signed by the party to be charged. Any subsequent change or changes in my duties, salary or compensation will not affect the validity or scope of this Agreement. Any contradiction between the terms of this Attachment and the Employment Agreement shall be controlled by the terms of the Employment Agreement.

          (c) SEVERABILITY. If one or more of the provisions in this Agreement are deemed void by law, then the remaining provisions will continue in full force and effect.

          (d) SUCCESSORS AND ASSIGNS. This Agreement will be binding upon my heirs, executors, administrators and other legal representatives and will be for the benefit of the Company, its successors, and its assigns.


Date:   APRIL 1, 2000
       ----------------------------


                                            /s/ DENNIS WOOD
                                            -----------------------------------
                                            Signature


                                            DENNIS WOOD
                                            -----------------------------------
                                            Name of Employee (typed or printed)

                                    EXHIBIT A


                            LIST OF PRIOR INVENTIONS
                        AND ORIGINAL WORKS OF AUTHORSHIP


                                                      Identifying Number
   Title            Date                              or Brief Description
-------------------------------------------------------------------------------

(Information redacted from this Form 10-KSB as being confidential)




















          No inventions or improvements
---------



Signature of Employee:  /s/ DENNIS WOOD
                       ------------------------------------------------

Print Name of Employee:   Dennis Wood
                        -----------------------------------------------

Date:  APRIL 1, 2000
     ------------------------------------------------------------------

                                    EXHIBIT B

                       CALIFORNIA LABOR CODE SECTION 2870
                             EMPLOYMENT AGREEMENTS;
                              ASSIGNMENT OF RIGHTS


     "(b) Any provision in an employment agreement which provides that an employee shall assign, or offer to assign, any of his or her rights in an invention to his or her employer shall not apply to an invention that the employee developed entirely on his or her own time without using the employer's equipment, supplies, facilities, or trade secret information except for those inventions that either:

          (1) Relate at the time of conception or reduction to practice of the invention to the employer's business, or actual or demonstrably anticipated research or development of the employer.

          (2)  Result from any work performed by the employee for the employer.

     (c) To the extent a provision in an employment agreement purports to require an employee to assign an invention otherwise excluded from being required to be assigned under subdivision (a), the provision is against the public policy of this state and is unenforceable."

                                    EXHIBIT C

                               ETRAXX CORPORATION

                            TERMINATION CERTIFICATION


     This is to certify that I do not have in my possession, nor have I failed to return, any devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, materials, equipment, other documents or property, or reproductions of any aforementioned items belonging to eTraxx Corporation, its subsidiaries, affiliates, successors or assigns (together, the "Company").

     I further certify that I have complied with all the terms of the Company's Employment Confidential Information and Invention Assignment Agreement signed by me, including the reporting of any inventions and original works of authorship (as defined therein), conceived or made by me (solely or jointly with others) covered by that agreement.

     I further agree that, in compliance with the Employment, Confidential Information and Invention Assignment Agreement, I will preserve as confidential all trade secrets, confidential knowledge, data or other proprietary information relating to products, processes, know-how, designs, formulas, developmental or experimental work, computer programs, data bases, other original works of authorship, customer lists, business plans, financial information or other subject matter pertaining to any business of the Company or any of its employees, clients, consultants or licensees.

     I further agree that for twelve (12) months from this date, I will not hire any employees of the Company and I will not solicit, induce, recruit or encourage any of the Company's employees to leave their employment.


Date:
       ----------------------------


                                            -----------------------------------
                                            (Employee's Signature)



                                            -----------------------------------
                                            (Type/Print Employee's Name)

                                    EXHIBIT D

                               ETRAXX CORPORATION

                         CONFLICT OF INTEREST GUIDELINES


     It is the policy of eTraxx Corporation to conduct its affairs in strict compliance with the letter and spirit of the law and to adhere to the highest principles of business ethics. Accordingly, all officers, employees and independent contractors must avoid activities which are in conflict, or give the appearance of being in conflict, with these principles and with the interests of the Company. The following are potentially compromising situations which must be avoided. Any exceptions must be reported to the President and written approval for continuation must be obtained.

     1. Revealing confidential information to outsiders or misusing confidential information. Unauthorized divulging of information is a violation of this policy whether or not for personal gain and whether or not harm to the Company is intended. (The Employment, Confidential Information and Invention Assignment Agreement elaborates on this principle and is a binding agreement.)

     2. Accepting or offering substantial gifts, excessive entertainment, favors or payments which may be deemed to constitute undue influence or otherwise be improper or embarrassing to the Company.

     3. Participating in civic or professional organizations that might involve divulging confidential information of the Company.

     4. Initiating or approving personnel actions affecting reward or punishment of employees or applicants where there is a family relationship or is or appears to be a personal or social involvement.

     5. Initiating or approving any form of personal or social harassment of employees.

     6. Investing or holding outside directorship in suppliers, customers, or competing companies, including financial speculations, where such investment or directorship might influence in any manner a decision or course of action of the Company.

     7.   Borrowing from or lending to employees, customers or suppliers.

     8.   Acquiring real estate of interest to the Company.

     9. Improperly using or disclosing to the Company any proprietary information or trade secrets of any former or concurrent employer or other person or entity with whom obligations of confidentiality exist.

     10. Unlawfully discussing prices, costs, customers, sales or markets with competing companies or their employees.

     11. Making any unlawful agreement with distributors with respect to prices.

     12. Improperly using or authorizing the use of any inventions which are the subject of patent claims of any other person or entity.

Each officer, employee and independent contractor must take every necessary action to ensure compliance with these guidelines and to bring problem areas to the attention of higher management for review. Violations of this conflict of interest policy may result in discharge without warning.